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                                                                      EXHIBIT 12

                         AIRBORNE, INC. AND SUBSIDIARIES

                            RATIO OF TOTAL LONG-TERM
                          DEBT TO TOTAL CAPITALIZATION

                                                            DECEMBER 31, 2001
                                                            -----------------
                                                              (in thousands)
LONG-TERM DEBT:
   Senior Notes                                                 $   200,000
   Aircraft Leases                                                  101,405
   Revenue Bonds                                                     13,200
        Other Debt                                                   10,858
                                                                -----------
                                                                    325,463
   Less Current Portion                                             107,410
                                                                -----------

        Total Long-term Debt                                    $   218,053
                                                                ===========

TOTAL CAPITALIZATION:
   Long-term Debt                                               $   218,053
   Deferred Income Taxes                                            143,526
   Shareholders' Equity, Net                                        834,216
                                                                -----------

        Total Capitalization                                    $ 1,195,795
                                                                ===========

PERCENTAGE RATIO OF TOTAL LONG-TERM DEBT TO
TOTAL CAPITALIZATION                                                   18.2%
                                                                ===========


                            RATIO OF TOTAL LONG-TERM
                          DEBT TO TOTAL CAPITALIZATION,
              INCLUDING ACCOUNTS RECEIVABLE SECURITIZATION BALANCES

                                                            DECEMBER 31, 2001
                                                            -----------------
                                                              (in thousands)
LONG-TERM DEBT:
   Senior Notes                                                 $   200,000
   Aircraft Leases                                                  101,405
   Revenue Bonds                                                     13,200
        Other Debt                                                   10,858
                                                                -----------
                                                                    325,463
   Less Current Portion                                             107,410
                                                                -----------
        Total Long-term Debt                                        218,053
   Advances Under A/R Securitization Facility                       200,000
                                                                -----------

        Total Long-term Debt including A/R Securitization       $   418,053
                                                                ===========

TOTAL CAPITALIZATION:
   Long-term Debt                                               $   218,053
   Advances Under A/R Securitization Facility                       200,000
   Deferred Income Taxes                                            143,526
   Shareholders' Equity, Net                                        834,216
                                                                -----------

        Total Capitalization                                    $ 1,395,795
                                                                ===========

PERCENTAGE RATIO OF TOTAL LONG-TERM DEBT TO
TOTAL CAPITALIZATION                                                   30.0%
                                                                ===========